Posting Supplement No. 137 dated February 26, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 355745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
355745	$17,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 355745. Member loan 355745 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Accurate Tool co.	Debt-to-income ratio:	7.93%
Length of employment:	12 years	Location:	Coatesville, PA

Home town:
Current & past employers:	Accurate Tool co., Wamac Industries
Education:	Delaware County Community College

This borrower member posted the following loan description, which has not been verified:

I am a Real estate investor in Pa. I need down payment money for a hard money loan to purchase, rehab and then refinance for long term cashflow

A credit bureau reported the following information about this borrower member on September 8, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	24
Revolving Credit Balance:	$15,146.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367700	$6,700	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367700. Member loan 367700 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,700 / month
Current employer:	Stout Walling Atwood, LLC	Debt-to-income ratio:	21.53%
Length of employment:	2 years 3 months	Location:	Atlanta, GA

Home town:	Montgomery
Current & past employers:	Stout Walling Atwood, LLC, Balch Bingham, LP
Education:	Auburn University Montgomery

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two loans and a credit card

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	53
Revolving Credit Balance:	$9,007.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 375470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375470	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375470. Member loan 375470 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PEC Corp.	Debt-to-income ratio:	19.51%
Length of employment:	1 year	Location:	Pueblo West, CO

Home town:	Gunnison
Current & past employers:	PEC Corp., United Parcel Service
Education:	Mesa State College, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

I have three credit cards that are costing my $700 a month in fees and a car loan that is costing $409 a month. I would like to close two credit card accounts and payoff car and reduce my monthly payments.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,936.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376010

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376010	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376010. Member loan 376010 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	15.20%
Length of employment:	1 year 1 month	Location:	New Bedford, MA

Home town:	Figueira da Foz
Current & past employers:	General Dynamics, Raytheon Corporation, Excell Switching
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a loan that I have with high interest rate.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$28,637.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378475	$6,150	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378475. Member loan 378475 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,450 / month
Current employer:	UPMC	Debt-to-income ratio:	22.20%
Length of employment:	7 months	Location:	monroeville, PA

Home town:	Hershey
Current & past employers:	UPMC, University of Georgia - Institute of Behavioral Research
Education:	University of Pittsburgh-Main Campus, University of Georgia

This borrower member posted the following loan description, which has not been verified:

My loan is to pay off a credit card that is currently at a rate of 25%. I just graduated with my masters degree and I am looking to get my debt under control. My current credit card company has jacked my rate up so high that my minimum payment is equal to my monthly rate for this loan. I have never been late with any payments and it would be a relief to pay off this debt in 3 years.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,509.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378722	$7,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378722. Member loan 378722 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,867 / month
Current employer:	Philip R. Farthing P.C.	Debt-to-income ratio:	17.51%
Length of employment:	2 years 10 months	Location:	NORFOLK, VA

Home town:	Nellysford
Current & past employers:	Philip R. Farthing P.C., Kelly A. Thompson, PLC, Nelson County Public Schools
Education:	College of William and Mary

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate my high interest credit cards into one lower-interest monthly payment. I've finally got some things straight in my life, so now I'm trying to get my finances straight too.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,708.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378776

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378776	$11,050	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378776. Member loan 378776 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	BMW of Mountain View	Debt-to-income ratio:	15.47%
Length of employment:	8 months	Location:	Fremont, CA

Home town:
Current & past employers:	BMW of Mountain View, HSBC
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need this loan to payoff my Wamu credit card and a balance on my American Express. Wamu increased my rate almost 100 percent, they said they sent me the notice back Oct,2008 to me about the options I have which I either never got it or didn't see it. Then they raised the rate this month, I tried to call their customer service and it always went to one oversea call center. Even though I have other checking account with them, it seems like they're not functioning right now. I have good payment history with them. I want to stay away with this credit company.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,780.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378839	$9,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378839. Member loan 378839 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	8.53%
Length of employment:	1 year	Location:	west hempstead, NY

Home town:	St. Thomas
Current & past employers:	Capital One Bank
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I am taking out this loan for my upcoming wedding and to help my brother to go to college

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,052.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378929	$13,475	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378929. Member loan 378929 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,290 / month
Current employer:	Panther II Transportation	Debt-to-income ratio:	18.08%
Length of employment:	9 years 11 months	Location:	Medina, OH

Home town:	Oklahoma City
Current & past employers:	Panther II Transportation, Glenbrook Hospital, Glenview IL
Education:	Lake Forest College, Lake Forest, IL, Casady School, Oklahoma City, OK

This borrower member posted the following loan description, which has not been verified:

One of my credit card companies Washington Mutual that I had been paying faithfully, on time, not going over my limit, with online bill pay, sent a notice with a statement a few months ago notifying me that if I did not opt out in writing by a certain date my interest rate would be raised. I did not see it this notice, therefore did not opt out. I just discovered that my interest rate went from 10.24% on $3,840.99 and 23.99 on $213.71 and 11.74% on $9,284.79 to 21.99% and 23.24% - from $122.00 finance charge a month to $241.56 a month. I really want to pay this credit card company off, and not pay them one more red cent in interest. My goal is to pay off all my debt and learn to live within my means and have a savings for emergencies. I owed $13,208.97 on this card before I made my last payment of 405.00.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,688.00	Public Records On File:	1
Revolving Line Utilization:	92.10%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378979	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378979. Member loan 378979 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	Siemens	Debt-to-income ratio:	18.99%
Length of employment:	1 month	Location:	GLENOLDEN, PA

Home town:	Springfield
Current & past employers:	Siemens, SEI
Education:	Widener University-Main Campus, DCCC

This borrower member posted the following loan description, which has not been verified:

Hello, I would be using the loan to pay off the balance on my car. I can guarantee no problems paying it back, as I have a stable, well paying job. Thanks

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,310.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379073

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379073	$4,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379073. Member loan 379073 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Sagacity, Inc.	Debt-to-income ratio:	1.40%
Length of employment:	4 years 6 months	Location:	New York, NY

Home town:	Mt. Laurel
Current & past employers:	Sagacity, Inc.
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Due to the recent credit crunch, American Express recently discontinued their entire Line Of Credit program...and closed my LOC account. I need to make payroll taxes for the quarter, and I can no longer tap my LOC as I have usually done. My income is stable and consistent - I work for myself as a freelance IT consultant. Business has been very steady for me, for the last 18 months, and now I am on a long-term project which grosses about $11,000 per month. My after-expenses (before-taxes) income was well over $80k for 2008. I am a safe risk for many reasons: - My credit score is about 800 with all 3 bureaus (Trans Union, Equifax and Experian). - I have no personal debt, except the remaining $1200 Prosper.com Loan (username sagittarius & I am in process of leaving that site...), and any month-end credit card balance, which I usually pay in full every month. - Professionally-speaking, I am very well-established; new clients still call me seeking help, and I am turning down work as I write this, in February 2009. - If worse comes to worst, I have more than enough funds in my margin investment account to cover. (However, I want to keep my holdings, as they're solid companies, and the market will come back - sooner or later) My monthly expenses are very low. I live in Manhattan NYC, and here is a breakdown of my monthly costs: $1500 - rent $1200 - food/transport/clothing/dining/etc. $ 200 - utilities (iPhone, cable, electric) ------ $2900 - total My after-tax monthly takehome is about $4500. That leaves about $1600 per month to cover this loan. Summed up, this is an extremely safe and low-risk investment opportunity.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,588.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379135	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379135. Member loan 379135 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,033 / month
Current employer:	Caterpillar	Debt-to-income ratio:	22.48%
Length of employment:	2 years	Location:	GOOSE CREEK, SC

Home town:	US Virgin Islands
Current & past employers:	Caterpillar, Caterpillar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is needed for dental work, computer purchase, and trip expense.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,624.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379159

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379159	$8,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379159. Member loan 379159 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	quality calibration service	Debt-to-income ratio:	4.47%
Length of employment:	2 years 6 months	Location:	greenfield, WI

Home town:	milwaukee
Current & past employers:	quality calibration service, precision metrology
Education:	uw-milwaukee,uw-oshkosh

This borrower member posted the following loan description, which has not been verified:

I have two credit cards. One with a $3399 balance.One with a $3500 balance.Any extra money will be used to establish an emergency fund.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,174.00	Public Records On File:	1
Revolving Line Utilization:	56.60%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379329	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379329. Member loan 379329 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,225 / month
Current employer:	Deloitte Consulting LLP	Debt-to-income ratio:	6.68%
Length of employment:	2 years 7 months	Location:	Eustis, FL

Home town:	Boston
Current & past employers:	Deloitte Consulting LLP
Education:	Brown University

This borrower member posted the following loan description, which has not been verified:

We recently purchased a new home to help start a new assisted living facility (ASL), essentially a homecare for the elderly. The loan will go towards the upfront capital costs of furniture, appliances, and renovation to create a wonderful caring home for the future residents. The loan will also help with the first few monthly payments until we have all 4 patients. Revenue for this start-up will be split among 2 sources: patient's social security payments and patient's out of pocket payments (sometimes paid for by the patient's family members). Based on conservative financial projections, it is estimated that positive cash flow will occur starting in month 7 and the overall break-even will occur at about month 15. We are also investing in cost-saving initiatives (efficient showerheads, washer, dryer, light bulbs, etc.) to maximize cash flow. We hope that you will help us fund this very promising venture. ASL Team: ASL Manager and Expert -- Mina Nicolau, Certified Nursing Assistant and experienced caretaker Strategic Advisor -- Gabriel Nicolau, B.A. in Business Economics at Brown University, Deloitte Consulting LLP - Strategy & Operations Financial Advisor -- Lionel Nicolau, B.S. in Economics at Wharton, University of Pennsylvania (Concentration in Marketing)

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,657.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 379357

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379357	$18,225	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379357. Member loan 379357 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	WebDivisor.com	Debt-to-income ratio:	23.80%
Length of employment:	7 years 2 months	Location:	Glendale, CA

Home town:
Current & past employers:	WebDivisor.com, Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Credit markets have tightened and I have some personal credit card debt. Unfortunately most of the credit cards I have were used on promotional APRs, the rates have significantly gone up. Althought I make more than minimum payments, it is hard to beat up rates this high. Was hoping for something lower to get it cleared faster.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,379.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379373	$5,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379373. Member loan 379373 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	OnAssignment Lab Support- Sanofi Pasteur	Debt-to-income ratio:	15.64%
Length of employment:	1 year 10 months	Location:	POCONO SUMMIT, PA

Home town:	East Stroudsburg
Current & past employers:	OnAssignment Lab Support- Sanofi Pasteur, Joule Scientific- Givaudan Fragrance Corp
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Hi, My name is Adamma Ofoegbu. I am requesting a personal loan in the amount of $5,500 USD. The purpose of this loan is for me to invest in my education. I am eager to go back to school to get my Masters degree in Business (MBA). I am planning on taking the GMAT's but would like to enroll in a prep course. The prep course is very expensive and I am unable to pay for the course at this time. I need the loan to help assist me in paying for the prep course to get a jump start on my plans to earning a masters degree. Thank You

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,403.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379381

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379381	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379381. Member loan 379381 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.72%
Length of employment:	2 years	Location:	PIKEVILLE, KY

Home town:	Martin
Current & past employers:	Self Employed, National College of Business and Technology, Floyd County (Ky) Board of Education, HealthSouth Lexington Surgical Center, Reed Engineering, Maurice's Inc.
Education:	Pikeville College, Morehead State University, Nova Southeastern University College of Optometry

This borrower member posted the following loan description, which has not been verified:

I am an Optometrist living in Eastern Kentucky in my second year of private practice. I am currently looking for around $15,000 in loans in order to consolidate some of my credit card debt from medical school into one payment. I requested a payment period of 36 months but could probably do 32 months or possibly 24 months. My monthly gross income is around $11,000 so I will have no problem making the payments. Any help with this will drastically improve my credit score as I continue grow my practice. Thank you in advance--- Dr. Noel Blake Price O.D.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	19
Revolving Credit Balance:	$23,997.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379386

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379386	$6,950	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379386. Member loan 379386 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	14.62%
Length of employment:	n/a	Location:	Johnston, RI

Home town:	Providence
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to borrow these funds as a cushion for a business investment I am entering into. These funds would most likely (and hopefully) sit in an account and would be used only as a safety net should my monthly business expenses need to be met. I would like to see this loan repaid, whether through payments or a balloon, within twelve months.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	60
Revolving Credit Balance:	$2,213.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379423	$4,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379423. Member loan 379423 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	rocha construction	Debt-to-income ratio:	13.82%
Length of employment:	2 years 3 months	Location:	dryden, NY

Home town:	ithaca
Current & past employers:	rocha construction
Education:

This borrower member posted the following loan description, which has not been verified:

We need this money for our wedding. We have most all the money that we need but we are lacking about 4000. If we got4000 dollars our wedding would be completely the way we want it.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,095.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379424

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379424	$9,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379424. Member loan 379424 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Children's Hospital Phila	Debt-to-income ratio:	13.93%
Length of employment:	20 years	Location:	ASTON, PA

Home town:	Minersville
Current & past employers:	Children's Hospital Phila
Education:	West Chester University of Pennsylvania, Temple University

This borrower member posted the following loan description, which has not been verified:

Plans to finish our townhouse basement as added living space for our 3 y/o son and to invest in the value of our home.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,828.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379465	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379465. Member loan 379465 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,450 / month
Current employer:	Consultant Engineer	Debt-to-income ratio:	17.00%
Length of employment:	2 years 6 months	Location:	Minneapolis, MN

Home town:	Bryan
Current & past employers:	Consultant Engineer
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

I'm trying to payoff credit card and not pay their high interest fees. I would like to pay off my cards as soon as possible.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,309.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379485	$5,275	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379485. Member loan 379485 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Columbus Metropolitan Club	Debt-to-income ratio:	18.62%
Length of employment:	10 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Columbus Metropolitan Club, ozone studios
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

My current credit card debt was slowly built over several years. I never missed a payment and have payed down over $4K this year. But, economic conditions were a wake-up call... and I've learned that I am currently spending $163 per month (down from over $200) in interest as I pay down the debt. Refinancing at a decent rate would be a life saver and a savings boost!

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,063.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379556	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379556. Member loan 379556 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Montgomery County Public Schools	Debt-to-income ratio:	13.71%
Length of employment:	8 years	Location:	MOUNT RAINIER, MD

Home town:	Takoma Park
Current & past employers:	Montgomery County Public Schools, SyngJ Productions
Education:	Eastern Nazarene College, Howard University

This borrower member posted the following loan description, which has not been verified:

I am producing a commerical ready CD project. I am all set to go with the music and everything, but now need the funds to make this dream happen. The amount requested is where the budget has been set and there is high hopes that it will remain under budget.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,064.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	36
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379570	$17,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379570. Member loan 379570 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Starwood Hotels & Resorts	Debt-to-income ratio:	14.21%
Length of employment:	4 years 6 months	Location:	San Francisco, CA

Home town:	Honolulu
Current & past employers:	Starwood Hotels & Resorts
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

This loan will enable me to pay off the majority of my credit card debt which stand at a little over $20,000. I would like to manage one monthly payment rather than three. I would like to use the services provided by Lending Club to make dealing with the cyclical portion of this debt easier.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,621.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379579

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379579	$5,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379579. Member loan 379579 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Battelle	Debt-to-income ratio:	11.16%
Length of employment:	7 years 8 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Battelle, Onesource
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt. I have four cards I would like to pay off. While the amount I owe may not be large to some people, to me it it huge. My goal is to pay off the debt and begin to save money for a down payment on a house.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,493.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379597	$6,400	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379597. Member loan 379597 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UCSD	Debt-to-income ratio:	5.76%
Length of employment:	1 year 10 months	Location:	San Diego, CA

Home town:	Los Angeles
Current & past employers:	UCSD
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

Hello, I am planning on buying new books and a laptop with this money. I have a lab job at school and get a good current flow of money of at least $3000 a month so I can pay this off smoothly.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	7
Revolving Credit Balance:	$395.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379613

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379613	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379613. Member loan 379613 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,389 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	11.14%
Length of employment:	10 years	Location:	Louisa, VA

Home town:	Charlottesville
Current & past employers:	United Parcel Service, United Parcel Service
Education:	The University of Virginia's College at Wise

This borrower member posted the following loan description, which has not been verified:

Loan for 9,000 dollars for three years.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,222.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379642

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379642	$12,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379642. Member loan 379642 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Promenet inc	Debt-to-income ratio:	8.62%
Length of employment:	2 years 2 months	Location:	flushing, NY

Home town:	Brooklyn
Current & past employers:	Promenet inc, Pearson inc
Education:	TCI

This borrower member posted the following loan description, which has not been verified:

Clear all creidit card debt and close the cards

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,233.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379665	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379665. Member loan 379665 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LearningMate Solutions	Debt-to-income ratio:	18.92%
Length of employment:	1 year 4 months	Location:	Boulder, CO

Home town:	Montgomery Village
Current & past employers:	LearningMate Solutions, US Navy
Education:	United States Naval Academy (USNA)

This borrower member posted the following loan description, which has not been verified:

I am planning on using this loan to pay off my high interest variable rate credit card balances, and in return, have a fixed monthly payment at a more reasonable interest rate.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,843.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379670

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379670	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379670. Member loan 379670 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Jaffa Bakery Inc.	Debt-to-income ratio:	6.59%
Length of employment:	10 years	Location:	Chicago Ridge, IL

Home town:	Chicago Heights
Current & past employers:	Jaffa Bakery Inc.
Education:	Everest College

This borrower member posted the following loan description, which has not been verified:

The purpose for this loan is to pay down all my credit card debt and to get a better interest rate. I have excellant credit and never been late paying my credit cards on time. I just would like to pay them off at one time and just start paying only my loan back. This will greatly make my credit card bill life much easier.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,644.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379717

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379717	$16,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379717. Member loan 379717 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	The Loomis Corp	Debt-to-income ratio:	21.46%
Length of employment:	7 years 2 months	Location:	Dallas, TX

Home town:
Current & past employers:	The Loomis Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan to get rid of several high interest credit cards.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$20,702.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379719	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379719. Member loan 379719 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Chugach Mckinley Inc.	Debt-to-income ratio:	16.84%
Length of employment:	1 year 6 months	Location:	San Antonio, TX

Home town:	Los Angeles
Current & past employers:	Chugach Mckinley Inc., Halliburton Co.
Education:	Western Governors University

This borrower member posted the following loan description, which has not been verified:

I would like to get my credit cards on a lower interest rate with one bill and also buy a few things for the house. Going thru a divorce and will need a few items for the house.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	49
Revolving Credit Balance:	$25,231.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379727

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379727	$6,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379727. Member loan 379727 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	self - employed	Debt-to-income ratio:	23.89%
Length of employment:	3 years 4 months	Location:	East Elmhurst, NY

Home town:	new york
Current & past employers:	self - employed, new york mass transit authority
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

I am partnering with an existing IT business and we would like to implement managed services as a business model. The money would cover the cost of software plus hiring additional personnel.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,827.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379740

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379740	$5,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379740. Member loan 379740 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UPMC	Debt-to-income ratio:	16.04%
Length of employment:	4 years	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	UPMC, Allegheny Valley Bank
Education:	Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

credit card consolidation

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,640.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379749	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379749. Member loan 379749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	eSpindle Learning	Debt-to-income ratio:	20.07%
Length of employment:	5 years	Location:	Sebastopol, CA

Home town:	Frankfurt
Current & past employers:	eSpindle Learning, AromaLand
Education:	DePaul University, Excelsior College, Thomas Edison State College, Technische Universitaet, Freie Universitaet

This borrower member posted the following loan description, which has not been verified:

We are seeking funds to finance additional development at www.eSpindle.org, an innovative online tutoring concept. eSpindle Learning is a 501(c)3 nonprofit organization, but designed to become a self-sustaining organization that can finance scholarships and other charitable efforts through membership fees. If you are interested in the concept of social entrepreneurship, and would like to contribute to an exciting project, please read on. eSpindle Learning was started by parents who did not like to see their kids struggle. We were quite concerned about the state of education and literacy (http://www.espindle.org/literacy_facts.html) in the country. Noticing that a truly effective tool for successfully committing words to long-term memory was sorely needed, we founded and developed an online tutoring concept to help students and English Language Learners get the coaching they need to succeed. The organization earns revenue from memberships and site licenses, and maintains a substantial number of scholarships for disadvantaged students. For more information, please refer to our homepage, http://www.eSpindle.org, or our Wikipedia entry, http://en.wikipedia.org/wiki/ESpindle_Learning. We won various awards, were invited to present at the Software and Information Industry Association as an innovator company, and continue to grow even in the current climate, largely because our members stay enrolled for a long time period. Being a nonprofit has excluded us from investor involvement, and the project has been financed exclusively through private loans and credit cards. Over our 5 years of history, we have assembled a great team of professionals and volunteers, empowering us to develop projects very cost effectively. Our revamped site will launch in early March. However, our bootstrapped financing is seriously impacting our growth. Here is what we will do with your investment: --- Increase options for members to enroll without out-of-pocket expense, using Scrip and Affiliate paybacks to finance membership and earn additional rewards (see www.espindle.org/free_tutoring.html for the first step) --- Create a ?connector? that allows members to quickly add words they find difficult to their learning profile for priority study. This will provide an effective integration vehicle with online dictionaries (eSpindle Learning enjoys partnerships with dictionary.com, Oxford University Press, and Ultralingua) --- Translate the eSpindle slide show into multiple languages to support global expansion --- Integrate eSpindle with textbooks and curricula of leading publishers for future partnership opportunities --- Boost our PR efforts An additional note regarding my credit profile: While I hold a relatively large amount of personal debt, this is actually business debt, privately financed. While my low salary would be cause for concern if this were indeed personal debt, it is in this case simply a sign of my commitment to the program. This is a truly unique opportunity to not only have your money earn interest, but also create social change and get involved in a great, innovative program at the same time! A low vocabulary seriously impacts one?s ability to think critically and communicate clearly, eliminating the chance of success, both academically and personally. If you would like to become part of this innovative solution, please consider lending all or part of this request. Please feel free to contact me personally with any questions you might have.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,260.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379778	$7,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379778. Member loan 379778 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Andrew Mitchell Holdings	Debt-to-income ratio:	8.92%
Length of employment:	7 years 6 months	Location:	jamestown, NY

Home town:	Dunkirk
Current & past employers:	Andrew Mitchell Holdings, Bath and Body Works
Education:

This borrower member posted the following loan description, which has not been verified:

Hi my name is Katie. I am currently working to expand my business in New York. Currently my business focus' on real estate development and management. Now don't get scared that the word real estate is involved. We are extremely conservative and I work in an area in Western New York. This area was never affected by the boom whether positively or negatively. We manage vacation rentals close to the ski resorts and we also own mixed use apartment buildings. I would like to expand the business and do better marketing and upgrade our equiptment. (servers etc) I would also like to hire a new employee. The SBA is a joke right now and conventional lenders are also.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,590.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379811	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379811. Member loan 379811 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,462 / month
Current employer:	BlueCrossBlueShield	Debt-to-income ratio:	20.15%
Length of employment:	3 years	Location:	Maple Grove, MN

Home town:
Current & past employers:	BlueCrossBlueShield
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

To pay off high APR% Credit Cards. To become debt free.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,123.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379840

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379840	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379840. Member loan 379840 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Platts Motors Inc	Debt-to-income ratio:	20.29%
Length of employment:	4 years 9 months	Location:	York, PA

Home town:	York
Current & past employers:	Platts Motors Inc, Apple Automotive Group
Education:

This borrower member posted the following loan description, which has not been verified:

I recently (January 9, 2009) had a Patent allowance issued, for a great new fishing product, which I have been working on since 2002 and have been in the Patent Process since 2005. This has been a very expensive process, dealing with Patent Attorneys that charge $250 , or more, per hour. This created debt and there will be other costs getting this product to licensing, with a fishing product manufactuer. I expect a licensing contract in less than 1 year, and am in the process of contacting companies, currently. Much of this debt was paid as I went, but also a lot was put on credit cards, not expecting the process to drag out nearly as long as it did! I believe this product is worth 1.5-2 million dollars, over the twenty years that the Patent will protect it for. I am looking to consolidate this remaining debt at lower rates and get the device to licensing!

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,354.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379857

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379857	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379857. Member loan 379857 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	M-NCPPC	Debt-to-income ratio:	14.27%
Length of employment:	30 years	Location:	SILVER SPRING, MD

Home town:	Silver Spring
Current & past employers:	M-NCPPC, Fairland Animal Hospital, RCSI (out of business)
Education:	University of Maryland - College Park, University of Maryland University College - CP

This borrower member posted the following loan description, which has not been verified:

This loan is meant to provide the feeling of "getting ahead" of the game rather than ending up in debt, which is easy to do. $5000 goes to repaying a private loan while the rest will go towards buying a Laptop Computer, which I have never taken the leap to spend the money on. However I recently got a great new job that involves Graphics and Web site design which I have a great interest in and a desire to be my best. I will also be taking some classes to complete a couple of Certificates (each equates to a "minor" in college). I will also put some money towards my credit card before that gets away from me. 2008 turned out to be an amazing year for me which proved the point, that you never know what is around the next corner...and at 51, I'm making an upward move in my workplace and I'm finding new life in an old place.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,224.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379899	$3,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379899. Member loan 379899 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	NEW	Debt-to-income ratio:	13.20%
Length of employment:	2 years	Location:	HAYS, KS

Home town:
Current & past employers:	NEW
Education:

This borrower member posted the following loan description, which has not been verified:

Im needing a loan to pay for surgery, the doctors office doesn't deal with insurance claims and they want all the money up front and then they submitt a claim to insurance so I can be reimbursed later.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,270.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379902	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379902. Member loan 379902 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,375 / month
Current employer:	Primary Color Inc.	Debt-to-income ratio:	23.29%
Length of employment:	4 years 4 months	Location:	Los Angeles, CA

Home town:	San Diego
Current & past employers:	Primary Color Inc., Paper Chase Printing
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

consolidation of debt

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,752.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379903	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379903. Member loan 379903 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Oberon Associates, A Stanley Company	Debt-to-income ratio:	9.52%
Length of employment:	3 years 1 month	Location:	Vail, AZ

Home town:	Ocala
Current & past employers:	Oberon Associates, A Stanley Company, US Army
Education:	Norwich University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Recently bought a home, and new appliances. Now looking to responsibly consolidate debt and improve cashflow by reducing interest payments and the total number of creditors.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	67
Revolving Credit Balance:	$22,424.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379920	$18,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379920. Member loan 379920 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,729 / month
Current employer:	Small Town Pizzaria	Debt-to-income ratio:	14.33%
Length of employment:	5 years 2 months	Location:	Temple, GA

Home town:	Atlanta
Current & past employers:	Small Town Pizzaria, Motorola
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Recently, Wells Fargo up and decided to raise our APR to 23%. This was implemented after they reduced our home equity line. Even though I have never been late, our line was reduced and our credit card rates were increased. Because the available credit shortened, my fico score has also been affected. I am looking for a short term loan of 36 months where I can pay off the majority of my credit card debt and save on the interest. I have been gainfully employeed at the same job for over 5 years and I am a partner owner in a local restaurant. My motivation is to save at least a few percent on the payments that I am currently making.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,824.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379923	$8,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379923. Member loan 379923 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	jeremiahs international	Debt-to-income ratio:	9.53%
Length of employment:	5 years 2 months	Location:	saint petersburg, FL

Home town:	casablanca
Current & past employers:	jeremiahs international, vinoy resort
Education:	itc casablanca

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a home for myself. I have found a few properties locally that are being sold at a very small percentage of their actual value. I have been renting for 15 years now and I'm ready to buy a home at an affordable price. Now, locally there are plenty 3/2 homes that would cost me much less than rent per month if I purchased them outright. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,243.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379948

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379948	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379948. Member loan 379948 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,964 / month
Current employer:	Pioneer Nutritional	Debt-to-income ratio:	24.63%
Length of employment:	6 years 3 months	Location:	Shelburne Falls, MA

Home town:
Current & past employers:	Pioneer Nutritional, WGBH Educational Foundation
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

My request is really simple. This loan will consolidate a handful of debts I am already paying regularly without fail. This one loan payment will simply replace all the payments I am currently making on the debts I've chosen to include in this figure. (I have not included a couple as their rates are already great and I'm making fast progress there.) I just want to accelerate my overall pay-off progress a bit by shaving a few more percentage points off interest rates and having a fixed schedule for pay-off. I have done this a couple of times already with terrific success. Over the past several years, I have turned my financial life around penny by penny. I went from having a very low FICO, twice as much debt and several derogatory credit marks due to an isolated personal hardship, to cleaning up everything through perseverance, sacrifice and hard work. I am incredibly proud of myself and confident in my ability to become debt free in just a few more years! My partner is self-employed and work is slow right now. We are not in trouble yet, but I want to be proactive about "tightening up the ship" and not spending money where I don't have to. That includes high interest rates on debt. We are already limiting our spending to necessary items. Rest assured, I am very serious about fulfilling my obligations to lenders. Financial health is my #1 priority.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$8,928.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379963	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379963. Member loan 379963 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Smallwood Sign Company	Debt-to-income ratio:	3.41%
Length of employment:	20 years 11 months	Location:	Mount Dora, FL

Home town:	Roanoke
Current & past employers:	Smallwood Sign Company
Education:	Lake Sumter Community College

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate and get a better interest rate.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$7,711.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379982	$18,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379982. Member loan 379982 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	ISU Sanford & Gilbert	Debt-to-income ratio:	17.22%
Length of employment:	20 years 1 month	Location:	Fresno, CA

Home town:	Fresno
Current & past employers:	ISU Sanford & Gilbert
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

Help pay programming costs for my Computer Software business 'Winsure". We are a small software company that works exclusively with the Insurance Agency Industry. Our program handles the Accounting and Marketing for small to mid-sized Independent Insurance Agencies primarily in the Western United States. The company has existed since 1986 and I have owned the company since 2000. We are in the middle of a major upgrade and need some capital to help expand marketing as well as pay sub contracted programming (all in the United States). I have used Social Lending before and had a Prosper Loan that I paid off 18 months early. I intend on doing the same with Lending Club. I would be happy to provide any details needed.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	64
Revolving Credit Balance:	$221,811.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379991	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379991. Member loan 379991 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Self-Employed/Business Owner	Debt-to-income ratio:	22.93%
Length of employment:	15 years	Location:	Yakutat, AK

Home town:	Sitka
Current & past employers:	Self-Employed/Business Owner
Education:	Alaska Vocational Technical Center

This borrower member posted the following loan description, which has not been verified:

I have been a commercial fisherman for 40 years and for the last 15 years I also own and operate a Sportfishing Guide and Outfitting business in a remote area of Alaska. In this area, for the past couple of years, we are experiencing low numbers of returning Pacific salmon. The purpose of this loan is to consolidate debt and to have operating capital for the upcoming 2009 Commercial Fishing and Sportfish Guiding season.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,597.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379994	$5,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379994. Member loan 379994 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,333 / month
Current employer:	Novavision, Inc	Debt-to-income ratio:	4.57%
Length of employment:	10 months	Location:	West Palm Beach, FL

Home town:	Havana
Current & past employers:	Novavision, Inc, CreditMax, LLC
Education:	University of Havana, Cuba

This borrower member posted the following loan description, which has not been verified:

Hi lenders, We are requesting a loan for paying off the tuition of the summer semester for Dentistry. My wife was already accepted by the University of Minnesota to complete the last two years of Dental School. She was told she has to pay in full the summer tuition (around $20 000) before starting (April 7th) and after she already start the course, the financial aid will reimburse that money to her. We are running over our savings because we currently live in Florida, so we have to move up there. I'm a software Engineer, with a decent salary, so I'm pretty confident on paying off this loan even if the financial aid does not reimburse the total amount (which they told us they will). Anyway, thank you for you help, Jesus Diaz and Mildred Collazo

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,897.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380000

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380000	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380000. Member loan 380000 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,917 / month
Current employer:	RGM LLC	Debt-to-income ratio:	10.24%
Length of employment:	2 years 3 months	Location:	Anchorage, AK

Home town:	Fairbanks
Current & past employers:	RGM LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I just finished my second year in business with my retail flooring store. I have loans and credit lines with vendors. The volume the store does is substantial for my size, although I took the same dive as the rest of the US last quarter. I have a Property Management company that I do large volume with and I extend them 30 day terms. I have been working with this established PM since 2003, before I opened on my own; they have always been consistent on their payables 20-25 days. The PM has a strict 4 day turn around time, and materials take 7-10 days to arrive. This requires me to have a large amount of material available for the short scheduling issues. The last several years I have only sold materials and the labor was provided direct through a 3rd party contractor. Recently they requested I take over the labor as well, and I have, creating more labor costs and a larger cash flow need. The time lag between ordering, installing, paying installer, and receiving payables is where the need arises. Being new in business the local banks have only done short term loans and the "small" origination fees add up quick. I have been able to obtain enough capitol to operate; I feel that I am missing opportunity along the way. Some of my vendors offer a 5% discount if the invoice is paid in 20 days vs. a net/30 or net/40. I have rarely been able to take advantage of these, and I know I need to. Add the interest, fees, and missed discounts together and I feel I am losing a lot of profit. A long term business loan or a credit line would go miles towards me recapturing this lost revenue.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,093.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380008

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380008	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380008. Member loan 380008 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Fed Ex Ground	Debt-to-income ratio:	8.65%
Length of employment:	10 years	Location:	Plainfield, NJ

Home town:
Current & past employers:	Fed Ex Ground, BF Goodrich Aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

Total project is $87,000.00, I`m about 13,000.00 short.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	63
Revolving Credit Balance:	$135,594.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380009

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380009	$18,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380009. Member loan 380009 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Creative Intelligence Marketing LLC	Debt-to-income ratio:	9.39%
Length of employment:	3 years	Location:	San Diego, CA

Home town:	Encino
Current & past employers:	Creative Intelligence Marketing LLC
Education:

This borrower member posted the following loan description, which has not been verified:

We, BrandSEO.com, are currently expanding and we need a business loan so we can launch some of our marketing strategies sooner, rather than later.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,698.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380014

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380014	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380014. Member loan 380014 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Whiting Turner Contracting Company	Debt-to-income ratio:	0.42%
Length of employment:	1 year	Location:	oyster bay, NY

Home town:	Manhasset
Current & past employers:	Whiting Turner Contracting Company, Walt Disney Co.
Education:	Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I need a 10k loan for Charter Financial Analysts Test (CFA Exam). There is an upfront fee plus the test prep class I need to take, and books are expensive. I just graduated with my civil engineering degree in May and have been working with a construction management firm since. I currently do not have any student loans, car payments or housing payments (I live with my parents). I make 85k a year between my salary and I work on the weekends at an Italian Rest. I definitely have the financial standing to pay back the loan in full and on time.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$890.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380046

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380046	$9,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380046. Member loan 380046 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,320 / month
Current employer:	David H Lightkep	Debt-to-income ratio:	8.40%
Length of employment:	9 years	Location:	Warrington, PA

Home town:	Trenton
Current & past employers:	David H Lightkep
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase a Kubota B7300 with loader

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,475.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380076

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380076	$2,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380076. Member loan 380076 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Brinker International	Debt-to-income ratio:	23.73%
Length of employment:	6 years	Location:	WILDOMAR, CA

Home town:	Huntington Beach
Current & past employers:	Brinker International, Godfathers pizza
Education:	Santa Barbra City College

This borrower member posted the following loan description, which has not been verified:

2400 loan needed, will do minimum payments of 250 a month.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,228.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380104	$7,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380104. Member loan 380104 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,506 / month
Current employer:	ALABAMA JACK CO INC	Debt-to-income ratio:	17.95%
Length of employment:	32 years	Location:	VINCENT, AL

Home town:	Carson City
Current & past employers:	ALABAMA JACK CO INC, UNITED STATES ARMY
Education:	Central Alabama Community College

This borrower member posted the following loan description, which has not been verified:

PAY OFF HOME MORTGAGE AND REDUCE MONTHLY PAYMENT.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,968.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380112	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380112. Member loan 380112 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	22.18%
Length of employment:	n/a	Location:	staten island, NY

Home town:	Brooklyn
Current & past employers:	community transportation
Education:

This borrower member posted the following loan description, which has not been verified:

needed to pay bills off

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,040.00	Public Records On File:	1
Revolving Line Utilization:	45.20%	Months Since Last Record:	35
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 380114

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380114	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380114. Member loan 380114 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	6.38%
Length of employment:	20 years	Location:	Cincinnati, OH

Home town:	Cincinnati
Current & past employers:
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

hi, first time trying this, am interested in obtaining funds to purchase equipment for my new business venture. could probably obtain loan from bank, but am tired of the hassle. thx!

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,361.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380134

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380134	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380134. Member loan 380134 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,565 / month
Current employer:	Bomac Exterminating Company, Inc	Debt-to-income ratio:	4.34%
Length of employment:	6 years 4 months	Location:	Birmingham, AL

Home town:	Birmingham
Current & past employers:	Bomac Exterminating Company, Inc, Walgreen, Knight-Ridder, US House of Representatives, Morehouse College, United Way, Urban League
Education:	Morehouse College, Miles College, Spelman College, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

Buying more rental property at super low prices. My phone is ringing off the hook for rental property and I can't get the houses fast enough. All purchases have over 65% equity at time of purchase. Most have 70% + after cosmetic repairs. Need money to cover 2 of 5 houses currently under contract.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,549.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 380158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380158	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380158. Member loan 380158 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	United Health Group	Debt-to-income ratio:	18.92%
Length of employment:	1 year 2 months	Location:	DALLAS, TX

Home town:	Milwaukee
Current & past employers:	United Health Group, Dallas County Health and Human Services
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

loan to pay extra wedding expenses

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380184	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380184. Member loan 380184 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Bonillas Elementary	Debt-to-income ratio:	7.61%
Length of employment:	12 years	Location:	TUCSON, AZ

Home town:	Houston
Current & past employers:	Bonillas Elementary, St Mary's Seminary in Baltimore, MD
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

A need to update the house to code.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	24
Revolving Credit Balance:	$22,493.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380192

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380192	$5,300	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380192. Member loan 380192 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	BDO Seidman LLP	Debt-to-income ratio:	15.24%
Length of employment:	5 years	Location:	Flushing, NY

Home town:	Brooklyn
Current & past employers:	BDO Seidman LLP, YMCA
Education:	University of Hartford

This borrower member posted the following loan description, which has not been verified:

Repayment to University of Hartford for purpose of receiving transcript and re-applying to CUNY.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	53
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380222

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380222	$6,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380222. Member loan 380222 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,750 / month
Current employer:	Daniel Ripley Catering	Debt-to-income ratio:	11.77%
Length of employment:	5 years	Location:	Mill Valley, CA

Home town:	Crosby, England
Current & past employers:	Daniel Ripley Catering
Education:

This borrower member posted the following loan description, which has not been verified:

Thank you for considering this alternative approach to investing. I hope this will benefit some individual, and it would be an enormous help to me. I have just paid off a low interest $15,000 car loan, over five years. That was about the amount due for my Toyota Corolla. My remaining debt of $12,000 for credit cards has been taking a long time to pay off, as it is at a much higher interest rate. I would sincerely like to pay it off, and do so at a fair rate of interest I am requesting help -- a loan for $6,000 -- in order to pay off my higher rate credit cards. I am a responsible, healthy, dependable, young woman, who lives on a relatively low budget, and will pay off this loan. Thank you.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1967	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,680.00	Public Records On File:	1
Revolving Line Utilization:	24.60%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380274	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380274. Member loan 380274 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	national renewable energy laboratory	Debt-to-income ratio:	7.29%
Length of employment:	1 year	Location:	golden, CO

Home town:	grande synthe
Current & past employers:	national renewable energy laboratory, The scripps research institute (La jolla CA), The University of Texas at Austin
Education:	The University of Texas at Austin (Ph.D)

This borrower member posted the following loan description, which has not been verified:

I would like to get rid of all my credit cards and pay a fixed amount each month. I now have a comfortable position as a research scientist and I am ready to pay the debts I accumulated while I was a graduate student.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,646.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380297

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380297	$11,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380297. Member loan 380297 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	B.B. Chemicals, Inc.	Debt-to-income ratio:	24.50%
Length of employment:	6 months	Location:	Eustace, TX

Home town:	Poteet
Current & past employers:	B.B. Chemicals, Inc., Self-Employed, Tex-Systems & Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have only one credit card, but the interest I am paying on it is outragiously high. I want to pay it off and cancel it. Thanks!

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,734.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380363

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380363	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380363. Member loan 380363 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Shell Designs	Debt-to-income ratio:	19.44%
Length of employment:	4 years 6 months	Location:	Provincetown, MA

Home town:	Springfield
Current & past employers:	Shell Designs, Dolphin Fleet
Education:	UMass Amherst

This borrower member posted the following loan description, which has not been verified:

$ credits cards totaling $16,000 and a car loan of $4,000.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,944.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380430	$4,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380430. Member loan 380430 was requested on February 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ixtlan Inc.	Debt-to-income ratio:	13.68%
Length of employment:	2 years 4 months	Location:	Los Angeles, CA

Home town:	Long Beach
Current & past employers:	Ixtlan Inc., Steel Company
Education:	University of San Diego, University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Recently received a raise and promotion and just want to bring all my debt into one place under a lower interest rate, as I'm now financially poised to get completely out of debt. Thank you.

A credit bureau reported the following information about this borrower member on February 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,764.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380479

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380479	$7,675	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380479. Member loan 380479 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Hovland Conservatory of Music	Debt-to-income ratio:	16.37%
Length of employment:	1 year 2 months	Location:	Saint Paul, MN

Home town:	Saint Paul
Current & past employers:	Hovland Conservatory of Music, eHovland Information Design, Inc.
Education:	Bob Jones University

This borrower member posted the following loan description, which has not been verified:

I am tired of paying 20-25% interest on debts I accumulated in college and on my honeymoon. I will use this money to immediately consolidate balances on 3 cards to dramatically improve my credit score and cut wasted finance charge expenses. After doing some research, this looks like a financially sensible way to reduce my debt. My job is stable and debt to income ratio is excellent.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,083.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380513

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380513	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380513. Member loan 380513 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Tullett Prebon USA Inc	Debt-to-income ratio:	7.50%
Length of employment:	15 years	Location:	Tinton Falls, NJ

Home town:	London
Current & past employers:	Tullett Prebon USA Inc
Education:	Queen Elizabeth's

This borrower member posted the following loan description, which has not been verified:

Loan to fence in primary residence.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,333.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380527	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380527. Member loan 380527 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Souza LLC	Debt-to-income ratio:	22.24%
Length of employment:	1 year 1 month	Location:	CATONSVILLE, MD

Home town:	Washington
Current & past employers:	Souza LLC
Education:	Widener University-Delaware Campus, Mount St. Mary's University

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debt and taxes due to IRS and the State of Maryland.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,520.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380553

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380553	$7,200	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380553. Member loan 380553 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,290 / month
Current employer:	Jefferds Corporation	Debt-to-income ratio:	18.57%
Length of employment:	3 years	Location:	Ona, WV

Home town:	Ona
Current & past employers:	Jefferds Corporation
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a few credit cards before I get married. Also looking to buy parts for my truck; losing oil pressure and need to keep it on the road.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,625.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380572

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380572	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380572. Member loan 380572 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	village home improvements inc	Debt-to-income ratio:	22.02%
Length of employment:	4 years 5 months	Location:	astoria, NY

Home town:	nagykanizsa
Current & past employers:	village home improvements inc, bill' better homes
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay of my credit cards, and make only one reasonable monthly payment around $500. I have a steady job with 38-43000 income.

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,486.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380617

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380617	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380617. Member loan 380617 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Mike Levesque Music	Debt-to-income ratio:	10.53%
Length of employment:	6 years	Location:	White Plains, NY

Home town:
Current & past employers:	Mike Levesque Music, Photomag Sound Studios
Education:	Suny Purchase

This borrower member posted the following loan description, which has not been verified:

Loan for a used Motorcycle

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1974	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	50
Revolving Credit Balance:	$9,348.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380618	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380618. Member loan 380618 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,450 / month
Current employer:	state of nevade gaming control board	Debt-to-income ratio:	1.77%
Length of employment:	15 years 6 months	Location:	navarre, NV

Home town:	Lafayette
Current & past employers:	state of nevade gaming control board
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

a short term unsecured personal loan or line of credit for $20,000

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,825.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380629

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380629	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380629. Member loan 380629 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State of Arizona	Debt-to-income ratio:	1.13%
Length of employment:	7 months	Location:	Scottsdale, AZ

Home town:	Phoenix
Current & past employers:	State of Arizona
Education:	Paradise Valley Community College

This borrower member posted the following loan description, which has not been verified:

LENDING CLUB VS. STOCKS? I?d like to secure a loan for part of the down payment on my first home purchase. Recent economic events have resulted in a ?buzzcut? for my savings/brokerage account. I?m trying to avoid liquidating securities that are currently 35% plus in the red. While I don?t expect these stocks to return to value overnight, I do expect them to reach closer to baseline in the next couple of years. I?d prefer to keep the savings/securities and not take the large loss and/or pay fees in order to make the down payment. SMART CHOICE - MITIGATING LOSS I have secured private financing and have an accepted offer on a bank-owned condo. I would like to make the down payment without liquidating battered stocks. FIRST TIME BUYER TAX CREDIT? Please note?I am entitled to the ?first time buyer tax credit.? I will place the tax credit in an interest bearing checking account and use it to pay off the LendingClub loan each month. I will do this because, while according to myfico I have a ?good to excellent? credit score, I have a relatively ?thin? credit file as a result of my history of paying for everything in cash. INVESTING IN MY FUTURE? Within the last couple of years, while researching the home buying process, I realized the importance of having an established diversified credit history. As a result, during this period, I opened a couple of credit cards and recently established relationships with credit unions. As I?m lacking tangible ?installment? loan history?this loan will result in a more attractive credit portfolio for future potential lenders and allow me to keep my rainy-day savings in my brokerage account. SAVING MONEY? With the purchase of this home, my mortgage payments will be significantly less than my current rent and comparable rents for the area. The condo is much closer to work and public transportation is easily accessible. Money for auto maintenance, cost of vehicle wear and tear, fuel costs, insurance cost, and most importantly?time will be saved with this purchase. ?FREE? RENT? My current rental payment track history obviously shows I?ll be able to more than meet my future mortgage obligation. However, after the home purchase, I will find a roommate to rent a bedroom. A roommate is not a necessity?but the idea is a roommate will allow me to save and invest an additional $450 a month. The rent/utilities the roommate pays will almost completely satisfy my mortgage, tax, insurance, and HOA obligation. My living expenses will be close to zero. SAFE BET? I have a secure job that pays a decent wage and pays my medical, dental, disability/life insurance, etc. As a result of my father?s advice to always pay cash, my DTI is very low. While I know my father would advise against this, I believe this loan will save me a significant amount of money in the long run.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$833.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380639

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380639	$13,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380639. Member loan 380639 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Sea Side Syndication	Debt-to-income ratio:	0.00%
Length of employment:	4 years	Location:	Miami Beach, FL

Home town:	Pittsburgh
Current & past employers:	Sea Side Syndication, AP Ed Ventures, Convex Group, Krome Communications, Augusta Greenjackets
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am a web developer and I need this loan as a supplement as I build my business.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380656

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380656	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380656. Member loan 380656 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Military	Debt-to-income ratio:	19.87%
Length of employment:	14 years 6 months	Location:	Oceanside, CA

Home town:	Ingleside
Current & past employers:	US Military
Education:

This borrower member posted the following loan description, which has not been verified:

Request Money to consolidate all debt.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,517.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380661	$20,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380661. Member loan 380661 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,333 / month
Current employer:	Infinity Designs, Inc.	Debt-to-income ratio:	7.28%
Length of employment:	6 years	Location:	Birmingham, AK

Home town:	Jemison
Current & past employers:	Infinity Designs, Inc., Union Camp
Education:	University of Montevallo

This borrower member posted the following loan description, which has not been verified:

Paying back money to lenders in order to consolidate debt into 1 payment.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	50
Revolving Credit Balance:	$50,381.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380679

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380679	$14,400	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380679. Member loan 380679 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	united states postal service	Debt-to-income ratio:	16.78%
Length of employment:	20 years	Location:	parma, OH

Home town:	PARMA
Current & past employers:	united states postal service
Education:	Cuyahoga Community College District

This borrower member posted the following loan description, which has not been verified:

consolidate credit cards

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,160.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380683	$5,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380683. Member loan 380683 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	SAIC	Debt-to-income ratio:	4.35%
Length of employment:	18 years	Location:	Arlington, VA

Home town:	Hudson
Current & past employers:	SAIC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to pay off the negative equity in my trade-in to gain the best leverage in negotiating for a new auto (we're having another child in a few weeks and the extra space will be sorely needed). I plan on paying this loan back within 60 days.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$157.00	Public Records On File:	1
Revolving Line Utilization:	52.30%	Months Since Last Record:	20
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380720	$16,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380720. Member loan 380720 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,672 / month
Current employer:	Self-Employed/Spouce Income	Debt-to-income ratio:	0.98%
Length of employment:	6 years 9 months	Location:	Athens, GA

Home town:
Current & past employers:	Self-Employed/Spouce Income
Education:

This borrower member posted the following loan description, which has not been verified:

My daughter is very bright and very talented and has been through a very hard and troubled childhood. She has the ability and the intelligence to be successful in school but I need to be there for her financially. Please allow me to help my daughter further her education.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,847.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380721

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380721	$13,475	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380721. Member loan 380721 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Yahoo! Inc	Debt-to-income ratio:	24.54%
Length of employment:	4 years	Location:	SAN FRANCISCO, CA

Home town:	San Francisco
Current & past employers:	Yahoo! Inc, Wells Fargo
Education:	SFSU

This borrower member posted the following loan description, which has not been verified:

trying to pay off my CC at a lower rate

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,618.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380749	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380749. Member loan 380749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	United Dental Corporation	Debt-to-income ratio:	3.03%
Length of employment:	2 months	Location:	Washington, DC

Home town:	Medellin
Current & past employers:	United Dental Corporation, Glaceau Vitamin Water, Pulsar Advertising
Education:	The Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I intend on going back to school to apply for my masters degree in Marketing/Advertising. I attended Catholic University of America and graduated debt free. I am currently working full time, but unfortunately do not have enough money to pay my rent and first semesters tuition fee. This money would also allow me to take a part time job so that I may focus on my studies for one full year.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1973	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	33
Revolving Credit Balance:	$3,431.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380754

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380754	$7,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380754. Member loan 380754 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	megalos corporation	Debt-to-income ratio:	22.03%
Length of employment:	10 years 3 months	Location:	Annapolis, MD

Home town:	Washington
Current & past employers:	megalos corporation, Bobs Big Boy Restaurant
Education:	Charles County Community

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with Bank of America, which I would like to consolidate into one loan. I would like to know what the payment would be for 24 months rather then 36 months.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,585.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380759	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380759. Member loan 380759 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	ASI	Debt-to-income ratio:	15.25%
Length of employment:	8 years 6 months	Location:	new albany, OH

Home town:
Current & past employers:	ASI
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credict cards that will start charging me 19.24% and 23.9% next month after their promotional rate ends. I know I can get a better rate with LendingClub

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$342,902.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380775	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380775. Member loan 380775 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,590 / month
Current employer:	University of Utah	Debt-to-income ratio:	22.18%
Length of employment:	3 years 8 months	Location:	West Valley, UT

Home town:
Current & past employers:	University of Utah
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some very high interest rate debt at a more reasonable rate. I have done a great deal of research on peer-to-peer lending and feel LendingClub is the place for me to accomplish this. I would pay off a small, but high rate note loan, pay off one credit card and pay down on two other cards. This would allow me to make additional payments on my other obligations and get me on the road to a sound financial footing. I have been employed at the same place for 35 years, and have lived in my home for 29 years. I am a reliable borrower, and just need a reasonable lender to get me over the hump. I have been helping out my daughter and her children, and put myself into a bit of a hole, financially. She is now better able to support herself, so I will be able to concentrate on my own financial security.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	35
Revolving Credit Balance:	$43,110.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380789

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380789	$6,950	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380789. Member loan 380789 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	UNH - IOL	Debt-to-income ratio:	18.00%
Length of employment:	9 months	Location:	Dover, NH

Home town:	Concord
Current & past employers:	UNH - IOL, NHPTV
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I've been working on paying down my credit card debt since last summer and have made some headway already. However, I would like to try and consolidate the debt so I can get a better interest rate than the average of 20.99% my cards are charging me. All money would go 100% towards my credit card debt. I have never missed a payment with my cards and am paying it down, but feel the fiscally responsible thing to do would be to try and get a better interest rate and stop having to worry about 4 separate payments every month.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,394.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380803

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380803	$12,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380803. Member loan 380803 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Wells Landscaping	Debt-to-income ratio:	11.09%
Length of employment:	4 years 2 months	Location:	Ostrander, OH

Home town:	Delaware
Current & past employers:	Wells Landscaping, Emerson Electric
Education:	Devry Ohio

This borrower member posted the following loan description, which has not been verified:

I need this to consolidate mt Debt .

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,891.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380807

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380807	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380807. Member loan 380807 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Armenian Russian Television Network Inc.	Debt-to-income ratio:	16.56%
Length of employment:	7 years 3 months	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	Armenian Russian Television Network Inc.
Education:	Yerevan State University , Armenia

This borrower member posted the following loan description, which has not been verified:

I have promised my son that his wedding will be on me.. and here we go time has arrived...I'm a good candidate for this loan. My job is stable and secure.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	51
Revolving Credit Balance:	$21,118.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380808

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380808	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380808. Member loan 380808 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,521 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	16.55%
Length of employment:	36 years	Location:	Cedar Grove, NJ

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

close out credit card and pay off at lower rate

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,345.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380816

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380816	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380816. Member loan 380816 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Wachobs Roost	Debt-to-income ratio:	14.78%
Length of employment:	2 years 1 month	Location:	Lyndonville, NY

Home town:	Rochester
Current & past employers:	Wachobs Roost, self
Education:	Roberts Wesleyan College

This borrower member posted the following loan description, which has not been verified:

I need to pay off an Enerbank loan by the beginning of March for my outdoor boiler so i don't get hit with 17% interest origional loan 9000 paid down 1000 since then boiler worth 10000

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	42
Revolving Credit Balance:	$10,505.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380839	$18,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380839. Member loan 380839 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Boardwalk LLC	Debt-to-income ratio:	0.00%
Length of employment:	4 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Boardwalk LLC, Blue Chip Software
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

I currently own one fully rented property in Columbus, Ohio near The Ohio State University. I am purchasing cash flowing rental properties in the area. I have found a two unit Duplex that needs a little paint on the inside and it will be ready to rent. The property is listed for $18,000 and will rent out at $500 per side per month. I have tried to obtain mortgage financing through local banks but the loan amount is too low for banks to even take a look at.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380920	$1,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380920. Member loan 380920 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self Employed - Relate Counseling	Debt-to-income ratio:	15.68%
Length of employment:	5 years	Location:	Denver, CO

Home town:	Fostoria
Current & past employers:	Self Employed - Relate Counseling, Center for Self Leadership
Education:	Regis University, Columbia College Chicago

This borrower member posted the following loan description, which has not been verified:

I am a psychotherapist in private practice. My full time business has grown steadily over the past 2.5 years. (I have been in business a total of 5 years, 2.5 years part time.) My client load has been consistent with some drop in numbers around the holidays in December of 2008. Things appear to be picking up again, despite the economy. I consider myself a successful business person and am quite good at marketing for new clients. Compared to most other therapists starting out in private practice, I have managed to grow my business relatively quickly. My loan request is for a business expense. I am currently collecting my post graduate hours towards licensure. I currently see my supervisor every other week. With this loan, I could see her weekly. The more I see her the faster I will get licensed. Once licensed, I would be eligible to accept insurance from clients or at least petition to insurance companies to get registered on the insurance boards. This move will be one more thing to secure multiple income streams and guarantee my continued success. Please consider funding this loan. Thank you.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,826.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 66431

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
66431	$2,525	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 66431. Member loan 66431 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Video Monitoring Services	Debt-to-income ratio:	10.00%
Length of employment:	3 years 5 months	Location:	Louisville, KY

Home town:	Louisville
Current & past employers:	Video Monitoring Services
Education:	University of Louisville

This borrower member posted the following loan description, which has not been verified:

I would like one low monthly interest payment to get rid of debts occurred during years after college. I now have student loans and car paid off and want to focus on this.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,630.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373485	$2,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373485. Member loan 373485 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Arkema	Debt-to-income ratio:	13.60%
Length of employment:	9 years 7 months	Location:	Piffard, NY

Home town:	Groveland
Current & past employers:	Arkema
Education:	Bryant and Stratton College-Henrietta

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $2,000.00 For attorney fees that i can get with low interest rate and low monthly payments

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,316.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377720	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377720. Member loan 377720 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	San Jose Mercury News	Debt-to-income ratio:	4.10%
Length of employment:	6 months	Location:	Hollister, CA

Home town:	Detroit
Current & past employers:	San Jose Mercury News, Schering-Plough
Education:	University of Pittsburgh, Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am getting married next year and I need to put down several deposits on various expenses.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,298.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379896

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379896	$10,775	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379896. Member loan 379896 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	nassau inn	Debt-to-income ratio:	5.02%
Length of employment:	1 year	Location:	hopewell, NJ

Home town:	New Brunswick
Current & past employers:	nassau inn, chimney rock inn
Education:	Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

Loan for used truck and materials to start landscaping business

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,889.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380204

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380204	$17,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380204. Member loan 380204 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	14.40%
Length of employment:	3 years	Location:	carlsbad, CA

Home town:	San Diego
Current & past employers:	Self Employed, Moreno Aerial Photo Surveys
Education:	National University

This borrower member posted the following loan description, which has not been verified:

Credit Consolidation

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	13
Revolving Credit Balance:	$13,780.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380233

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380233	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380233. Member loan 380233 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Eyeblaster Inc	Debt-to-income ratio:	5.83%
Length of employment:	3 years 11 months	Location:	Jersey City, NJ

Home town:	New Rochelle
Current & past employers:	Eyeblaster Inc, GraficaGroup, Bloomberg, LLP, Merrill Lynch
Education:	Albright College

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan to consolidate some of my credit cards and my car loan and combine them into one payment.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	76
Revolving Credit Balance:	$8,091.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380878	$12,300	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380878. Member loan 380878 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Mission Federal Credit Union	Debt-to-income ratio:	22.08%
Length of employment:	3 years 1 month	Location:	EL CAJON, CA

Home town:	La Mesa
Current & past employers:	Mission Federal Credit Union, Vons
Education:	San Diego State University-Main Campus, Grossmont College, Cuyamaca College

This borrower member posted the following loan description, which has not been verified:

Consolidate 4 credit cards into one closed end loan.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,543.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380955

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380955	$7,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380955. Member loan 380955 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,978 / month
Current employer:	Blank Rome	Debt-to-income ratio:	1.51%
Length of employment:	6 years	Location:	SILVER SPRING, MD

Home town:	Hackensack
Current & past employers:	Blank Rome
Education:

This borrower member posted the following loan description, which has not been verified:

Have very good credit and steady employment. Need a personal loan with no early repayment penalty.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$946.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380974

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380974	$16,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380974. Member loan 380974 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Washington Development Industry Council	Debt-to-income ratio:	10.95%
Length of employment:	8 months	Location:	Washington, DC

Home town:	Detroit
Current & past employers:	Washington Development Industry Council, Council of the District of Columbia
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

To all: I am requesting a loan so that I can start a business and get a better interest rate for some debt/and to consolidate my payments. I am itching to start a new venture but need some start-up capital. Thank you in advance!

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,742.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380986

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380986	$2,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380986. Member loan 380986 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Regent University	Debt-to-income ratio:	3.22%
Length of employment:	5 years	Location:	Virginia beach, VA

Home town:	Casper
Current & past employers:	Regent University, Home Depot, Life Ministries
Education:	Regent University

This borrower member posted the following loan description, which has not been verified:

I am trying to buy an Engagement ring for my girlfriend, and having a loan would be a big help.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,503.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380987	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380987. Member loan 380987 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Crayola	Debt-to-income ratio:	13.93%
Length of employment:	10 years	Location:	Easton, PA

Home town:	Mount Bethel
Current & past employers:	Crayola, Unileiver Cosmetics
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

Consolidate some debt and payoff credit lines

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	44
Revolving Credit Balance:	$14,176.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381015	$18,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381015. Member loan 381015 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Towbin Infiniti	Debt-to-income ratio:	10.87%
Length of employment:	3 months	Location:	Henderson, NV

Home town:	Columbus
Current & past employers:	Towbin Infiniti
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my revolving debt into one monthly payment where a greater percentage of payment is applied toward principal and I can be out of debt in 36 months. Any remainder will be applied to my higher interest student loans. I particularly wish to cease business with Citi, because after years of responsible usage and on-time payments, they raised the rate on my Mastercard by 6 points with no explanation.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	13
Revolving Credit Balance:	$11,419.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381017

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381017	$18,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381017. Member loan 381017 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Trefoil Management LLC	Debt-to-income ratio:	17.81%
Length of employment:	2 years	Location:	Bryn Mawr, PA

Home town:	Clifton Park
Current & past employers:	Trefoil Management LLC, Eastman Kodak
Education:	Alfred University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

My family and I have recently moved to the Philadelphia area, and due to the higher cost of living relative to our previous home, we have unfortunately built up some credit card debt. I have never been late or missed a payment on any loan, and this loan would be used to pay off my credit card debt.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,995.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381018

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381018	$15,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381018. Member loan 381018 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,251 / month
Current employer:	Direct Connect	Debt-to-income ratio:	8.40%
Length of employment:	2 years 2 months	Location:	Herndon, VA

Home town:	Vienna
Current & past employers:	Direct Connect, Go-Members
Education:	Virginia Polytechnic Institute and State University (Virginia Tech), The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I was prequalified from Discover personal finance for upto $30,000 with a rate of 8.99%. I sent the application in along with my banks routing info as per the instructions but have yet to hear anything. Until 5 months ago, I had 2 credit cards which I paid off monthly, never carrying a balance. My soon to be husband became ill and asked if I would open some new credit for his medical bills which I did. I am now carrying 5 credit cards and simply want to consolidate all the cards and use just 1 primary card that I can pay off monthly as I have done for 15 plus years. My husband (soon 2 be) is recovered and working and paying all the monthly requirements for the cards. If I could please receive a rate under 10%, I would be in a position to pay from $600 -$800 on this consolidation loan per month

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,991.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381051

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381051	$1,925	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381051. Member loan 381051 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$900 / month
Current employer:	Deep Foods Inc.	Debt-to-income ratio:	20.33%
Length of employment:	2 years 8 months	Location:	jersey city, NJ

Home town:
Current & past employers:	Deep Foods Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am a Senior student, will be graduating by the end of this year, just wanted a loan for my last 2 semester tuition which would be repaid ASAP, may be as soon as 8-9 months if i get my internship. Just wanted little help to pay my final tuition fees.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,909.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381062	$4,575	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381062. Member loan 381062 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,149 / month
Current employer:	Los Angeles County DCFS	Debt-to-income ratio:	20.98%
Length of employment:	7 months	Location:	Los Angeles, CA

Home town:	Guam, USA
Current & past employers:	Los Angeles County DCFS, Macy's Inc., Alliance for Children's Rights Non-Profit Organization
Education:	California State University-Northridge (CSUN), Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I have been going to school for 3 years now. I do not have any computer, no desk, no school furniture. My major is Architecute and for this Architecture program that I am going to at my community college, I need the tools to work on my assignments to get a good grade. I have been working full time and going to school full time but I can not balance the whole thing out because it is hard for me work without these school supplies. Anything would be helpful for me. I plan to use the loans to get the neccessities for me to work on my assignments for my classes, which I would really really grateful for. Thank you for your time & have a great day!

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,352.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 381063

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381063	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381063. Member loan 381063 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	parents- full time student	Debt-to-income ratio:	4.02%
Length of employment:	n/a	Location:	prescott valley, AZ

Home town:	st. helena
Current & past employers:	parents- full time student, Amizetta Vinyards, Sonic Drive- In
Education:	Yavapai College, Rio Salado College, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I don't have excellent credit but my credit score is pretty good but no one will give me the opportunity to recieve a loan. I am very good with payment and don't miss them. I am trying to get this loan to help with my schooling as well as help with my bills. I am asking for 10,000 but if that is not possible I would also request one at 7,000. Please allow my this chance and thank you.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,845.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381068

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381068	$3,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381068. Member loan 381068 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	IAC	Debt-to-income ratio:	17.80%
Length of employment:	2 years 2 months	Location:	Glendale, AZ

Home town:	Phoenix
Current & past employers:	IAC
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be used to help clean up some debt. About $900 would go towards the only credit card I have that stubbornly refuses to lower my interest rate. The rest of the money would be used to pay off medical expenses from late 2007. A combination of emergency medical problems and two years of meeting the deductible on my high deductible health plan have left my budget pretty tight. Paying off those debts completely and not getting monthly reminders of that event would be a huge weight off my shoulders. This loan would help me simplify, reduce stress, and actually get out of debt faster.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,568.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381084	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381084. Member loan 381084 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Sports Authority	Debt-to-income ratio:	5.04%
Length of employment:	7 years 4 months	Location:	mesa, AZ

Home town:	Pottstown
Current & past employers:	Sports Authority
Education:	Pima Medical Institute at Mesa

This borrower member posted the following loan description, which has not been verified:

I'm trying to pay off high interest credit card bills.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,246.00	Public Records On File:	1
Revolving Line Utilization:	22.20%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381100	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381100. Member loan 381100 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,458 / month
Current employer:	n/a	Debt-to-income ratio:	10.56%
Length of employment:	1 year 6 months	Location:	Tacoma, WA

Home town:
Current & past employers:
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I have a complex and somewhat unique situation for which I am seeking a loan. This loan is to help my sister, who is a CPA and our parents own their own business. Neither my sister or I work in the business and have our jobs based in another town. For our parents business, we have only been listed as an officer and have signature authority on the bank account. We do not handle any of the cash nor work in the business. They got behind on their payroll taxes and owe money to the IRS. In addition, my parents filed personal bankruptcy and the IRS is in the collection process for the payroll taxes. Under the tax code, the IRS can hold any officer in the company that would have had the ability make payments liable for the payroll taxes. Thus, the IRS is not only attempting to collect from the business and my parents, but also holding my sister personally liable due to her CPA license. The impact of the IRS holding my sister liable is huge again because of her CPA license. If she does not pay the tax, they will file a lien against her as well as revoke her ability to prepare tax returns. If the IRS revokes that ability, the state can revoke her CPA license, which means that she not only loses her job but also her 1/3 ownership in her accounting firm. If that happens, she will lose everything that she has worked over 15 years to build. My sister is well-respected in her area for business advisory services, tax preparation and financial statements. She LOVES her job and what she does and cannot imagine losing it. She does not condone the actions of our parents and is caught in an unfortunate legal liability of which she had no control of. We have attempted to get a business loan with her guarantee from the bank, but they also required a guarantee from the shareholders which was declined due to their bankruptcy. She is unable to secure a loan personally to cover the full amount of the debt due to prior obligations. Furthermore, she has resigned her position as an officer and asked to be removed from the bank account to avoid any future potential liability. My sister is determined to keep her career which she has worked so hard to build and I am doing what I can to help her. I would deeply appreciate an understanding of the unfortunate circumstances of the situation and any willingness to help.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,121.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 137 dated February 26, 2009